Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 22, 2024, relating to the consolidated financial statements of QT Imaging, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ BPM LLP
San Jose, California
January 31, 2025